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                                                                     Exhibit 3.0


                            ARTICLES OF INCORPORATION
                                       OF
                            INTERCHANGE MEDICAL, INC.

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be:  INTERCHANGE MEDICAL, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is 2821 E. Commercial Blvd., Suite 201, Fort Lauderdale, Florida 33308.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ROBERT J. BURNETT, ESQ., FLA. BAR #0117978
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200

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                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 100,000,000 shares of common stock, par value $.0001 per share and 50,000,000 shares of Preferred Stock, par value $.0001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

Ahmad Moradi, 2821 E. Commercial Blvd., Suite 201, Fort Lauderdale, Florida
33308.





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                                   ARTICLE VII
                               BOARD OF DIRECTORS

         This Corporation shall have one (1) Director initially.

                                  ARTICLE VIII
                                INITIAL DIRECTORS

         The name and address of the initial Director of this Corporation is:

                                  Ahmad Moradi
                       2821 E. Commercial Blvd., Suite 201
                         Fort Lauderdale, Florida 33308.


         The person named as initial Director shall hold office for the first year of existence of this Corporation, or until his successors are elected or appointed and have qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Ahmad Moradi, 2821 E. Commercial Blvd., Suite 201, Fort Lauderdale, Florida 33308.

                                    ARTICLE X
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.





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                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the April 2nd day of April, 1999.



                                          -----------------------------
                                          Ahmad Moradi, Incorporator






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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         Interchange Medical, Inc., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 2821 E. Commercial Blvd., Suite 201, Fort Lauderdale, Florida 33308, has named Ahmad Moradi, whose address is 2821 E. Commercial Blvd., Suite 201, Fort Lauderdale, Florida 33308, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                            ----------------------------------
                                            Ahmad Moradi





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